Exhibit 1.1

MARRIOTT INTERNATIONAL, INC.

Debt Securities

UNDERWRITING AGREEMENT GENERAL TERMS AND PROVISIONS

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Marriott International, Inc., a Delaware corporation (the “Company”), proposes to enter into a Terms Agreement in the form of Annex I hereto (the “Terms Agreement”), which incorporates by reference these Underwriting Agreement General Terms and Provisions, and subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the Terms Agreement (such firms constituting the “Underwriters” with respect to the Terms Agreement and the securities specified therein) certain of its debt securities specified in Schedule II to the Terms Agreement (the “Securities”). The Terms Agreement, including these Underwriting Agreement General Terms and Provisions incorporated therein by reference, is herein referred to as this “Agreement.” The representative or representatives of the Underwriters, if any, specified in the Terms Agreement are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement, shall mean the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-3 (File No. [    ]), including a Basic Prospectus (as defined herein), with respect to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. The Indenture pursuant to which the Securities will be issued (the “Indenture”) has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement, “Registration Statement” means such registration statement when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter at the time of effectiveness of such amendment or filing of such supplement with the Commission (including all documents incorporated therein by reference); “Basic Prospectus” means the basic prospectus (including all documents incorporated therein by reference) included in the Registration Statement referred to above in the form in which it most recently has been filed with the Commission on or before the date of this Agreement; “Preliminary Prospectus” means each preliminary prospectus supplement (including all documents incorporated therein by reference) to the Basic Prospectus and specifically relating to the Securities used prior to the filing of the Prospectus; and “Prospectus” means the prospectus supplement (including all documents incorporated therein by reference) to the Basic Prospectus and specifically relating to the Securities, together with any amendments or supplements thereto, first filed with the Commission after the execution and delivery of this Agreement pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus. The Registration Statement and the Prospectus, as of the date when they became or become effective under the Securities Act or were or are filed with the Commission, as the case may be, complied or will comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder. The initial Effective Date of the Registration Statement was not earlier than three years before the Applicable Time (as that term is defined in the Terms Agreement).

(b) The term “Disclosure Package” means (i) the Basic Prospectus, (ii) each Preliminary Prospectus, as amended or supplemented, (iii) the issuer free writing prospectuses as defined in Rule 433 of the Rules and Regulations (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex A to the Terms Agreement, (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (v) the Final Term Sheet (as defined herein), which also shall be identified in Annex A to the Terms Agreement. As of the Applicable Time, the Disclosure Package, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representatives expressly for use in the Disclosure Package or as to any statement in or omissions from the statement of eligibility and qualifications on Form T-1 of the trustee under the Indenture (the “Trustee”) under the Trust Indenture Act.

(c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the Commission thereunder, and none of such documents, when read together with the other information in the Prospectus, as of its date, and with the Disclosure Package, as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, as the case may be, will comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus or the Disclosure Package, will not as of their respective filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representatives expressly for use in the Disclosure Package.

(d) The Company and each of its subsidiaries (as defined in Section 13 hereof) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and in which the failure to so qualify would or could reasonably be expected to have a material adverse effect on the business or the condition (financial or otherwise) or on the earnings or business affairs of the Company and its subsidiaries as a whole (a “Material Adverse Effect”), and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(e) In the event the Prospectus presents the outstanding capital stock of the Company under the caption “Capitalization,” the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Historical” under such caption (except for subsequent issuances, if any, pursuant to reservations, warrants, agreements, options, employee benefit plans or the exercise of convertible securities referred to in the Disclosure Package or the Prospectus and except for share repurchases by the Company consistent with disclosure in the Disclosure Package or the Prospectus). All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims that would not, in the aggregate, have a Material Adverse Effect.

(f) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions of the Indenture and the Securities will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Effect, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such violations that would not result in a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; and except for the registration of the offering of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Trust Indenture Act or the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby. This Agreement (including the Underwriting Agreement General Terms and Provisions) has been duly authorized, executed and delivered by the Company.

(g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities owned or to be owned by such person in the securities registered pursuant to the Registration Statement, or to require the Company to file any other registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person as a result of the filing of the Registration Statement or the issuance of any Securities or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(h) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due execution and delivery thereof by the Trustee) constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; the Securities have been duly authorized, and, upon execution by the Company and authentication by the Trustee in the manner provided in the Indenture and delivery against payment therefor as provided herein, will be validly issued and outstanding, and will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing; and the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(i) Except as otherwise disclosed in the Disclosure Package or the Prospectus, (A) neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Disclosure Package or the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which would or could reasonably be expected to have a Material Adverse Effect; and (B) since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change or development which has had a Material Adverse Effect.

(j) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and (except to the extent, if any, otherwise disclosed therein) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(k) Ernst & Young LLP (“Ernst & Young”), who have certified certain financial statements of the Company and whose report appears or is incorporated by reference in the Prospectus, are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Securities Act during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Prospectus.

(l) Except as described or incorporated by reference in each of the Disclosure Package and the Prospectus, the Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(m) To the knowledge of the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.

(n) To the knowledge of the Company, (A) the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and (B) the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the Securities.

(o) Except as described or incorporated by reference in each of the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would or could reasonably be expected to have a Material Adverse Effect or which is required to be described in the Disclosure Package or the Prospectus; and to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others.

(p) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so filed or incorporated by reference.

(q) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect.

(r) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the date of the Terms Agreement (with such time being used as the determination date for purposes of this clause (ii)), the Company met the requirements set forth in Rule 164(e)(2) with respect to ineligible issuer use of free writing prospectuses that contain only descriptions of the terms of the securities in the offering or the offering.

(s) Any Issuer Free Writing Prospectus and the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

(t) The Company has not distributed and will not distribute, prior to the later of the Delivery Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Disclosure Package and the Prospectus.

(u) As of the Applicable Time, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) Except as described or incorporated by reference in each of the Disclosure Package and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w) Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any contribution, gift, entertainment or other expense relating to political activity that is unlawful in any material respect; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect payment or benefit that is unlawful in any material respect to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed a material offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any bribe or other benefit that is unlawful in any material respect, including, without limitation, any rebate, payoff, influence payment, kickback or other material unlawful or improper payment or benefit. The Company, its subsidiaries and their respective directors, officers, employees and agents will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any other manner that will result in a violation by the Company or any entity within its ownership or control of any Anti-Corruption Law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to institute, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Anti-Corruption Laws.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not use the proceeds of the offering of the

Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, in all cases unless otherwise authorized under a license issued by OFAC. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any material dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(z) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(aa) Except as described or incorporated by reference in each of the Disclosure Package and the Prospectus or except as such would not, individually or in the aggregate, have a Material Adverse Effect, (i)(x) the Company is not aware of any security breach or other compromise of or relating to any of the information technology and computer systems, networks, websites, applications, hardware, software, data (including the data of customers, employees, suppliers, vendors and any other third party data), equipment or technology (collectively, “IT Systems and Data”) used in the Company’s and its subsidiaries’ business and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any security breach or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries believe they currently maintain commercially reasonable privacy policies and security, backup and disaster recovery policies for all IT Systems and Data used in its business.

2. Purchase and Offering of Securities; Terms Agreement. The obligation of the Underwriters to purchase, and the Company to sell, the Securities will be evidenced by a Terms Agreement delivered at the time the Company determines to sell the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the principal amount of the Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the Securities, the public offering price, if any, of the Securities, certain terms thereof and the Underwriters, compensation therefor, any of the terms of the Securities not already specified in the Indenture (including, but not limited to, designations, denominations, interest rate or rates (and method of calculation thereof) and payment dates, maturity, redemption provisions and sinking fund requirements) and the written information that has been furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Disclosure Package or the Prospectus.

3. Delivery of and Payment for the Securities. The Company shall not be obligated to deliver any Securities except upon payment for all the Securities to be purchased pursuant to this Agreement as hereinafter provided.

Delivery of and payment for the Securities shall be made at the office of the Representatives at such address and time as may be specified in the Terms Agreement. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver the Securities to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by such type of funds as shall be specified in the Terms Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Securities shall be in definitive form and registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Delivery Date.

4. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus relating to the Securities in a form approved by the Representatives and to file such Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations not later than the close of business on the second business day following the execution and delivery of the Terms Agreement; and to timely file with the Commission during any period in which, in the reasonable opinion of counsel for the Representatives, any Prospectus that is required by law to be delivered in connection with sales of the Securities, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(b) During the period beginning on the Applicable Time and ending on the later of the Delivery Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), to advise the Representatives, promptly after it receives notice thereof, of (i) the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with such number of copies thereof as the Representatives may reasonably request; (ii) the issuance by the Commission of any stop order or of any order preventing or suspending, or any notice objecting to, the use of any Preliminary Prospectus or the Prospectus, the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose; (iii) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus (including any document incorporated therein by reference) or for additional information;

(c) If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Disclosure Package or the Prospectus in order to comply with the Securities Act, the Company agrees to (i) notify the Representatives of any such event or condition, (ii) promptly prepare any such amendment, supplement or document and furnish to the Representatives, a reasonable amount of time prior to the proposed filing, copies thereof and the opportunity to comment and (iii) promptly file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement declared or otherwise become effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or to effect such compliance with the Securities Act;

(d) To prepare a final term sheet containing only a description of the Securities, in a form approved by the Representatives and attached as Annex B to the Terms Agreement, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”); any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement;

(e) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations;

(f) In the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or suspending any such qualification, to make every reasonable effort to obtain its withdrawal;

(g) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, a copy of each Preliminary Prospectus, the Prospectus and Issuer Free Writing Prospectus filed with the Commission, including all supplements thereto and all documents incorporated therein by reference, and all consents and exhibits filed therewith;

(h) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any documents incorporated by reference in the Prospectus;

(i) To file promptly with the Commission any amendment to the Registration Statement, any Preliminary Prospectus or the Prospectus, or any supplement to the Prospectus, that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(j) As soon as practicable, to make generally available to the Company’s security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited), complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) covering the period beginning not later than the first day of the fiscal quarter next following each date which (i) under Section 11(a) of the Securities Act and the Rules and Regulations is an “effective date” (as defined in Rule 158) of the Registration Statement for purposes of said Section 11(a) and (ii) is not later than the Delivery Date;

(k) For one year after the Delivery Date, to furnish to the Representatives, as they may reasonably request, and, upon request, to each of the Underwriters, if any, as soon as practicable after the end of each fiscal year, such number of copies as the Representatives shall reasonably request of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to any national securities exchange pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder and from time to time, such other information concerning the Company as the Representatives may reasonably request;

(l) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or subject itself to liability or expense which is disproportionate to the benefit to be realized by so qualifying the Securities in such jurisdiction;

(m) During the period beginning on the date of the Terms Agreement and continuing to the Delivery Date, not to offer or sell, or cause to be offered and sold without the prior consent of the Representatives, any debt securities which are substantially similar to the Securities; and

(n) Promptly from time to time to take all reasonable action necessary to enable S&P Global Ratings and its successors (“S&P”), and Moody’s Investors Service, Inc. and its successors (“Moody’s”), as applicable, to provide their respective credit ratings of the Securities.

5. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of reproducing and distributing this Agreement; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Securities; (f) the fees and expenses of filings, if any, with foreign securities administrators and of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(l); (g) the fees paid to rating agencies in connection with the rating of the Securities; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters, and the Company shall pay the fees and expenses of its counsel and any transfer taxes payable in connection with its sale of Securities to the Underwriters.

6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder with respect to the Securities are subject to the accuracy, on the date of the Terms Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance of the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to the use of the automatic shelf registration statement form; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) The Representatives shall have received:

(i) from Gibson, Dunn & Crutcher LLP, counsel for the Company, a written opinion as set forth in Annex II and a negative assurance letter in customary form, each dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(ii) from the Company’s Law Department, as counsel to the Company, a written opinion signed on behalf of the Law Department by the Company’s general counsel, deputy general counsel, associate or assistant general counsel, any senior vice president or vice president responsible for corporate legal affairs as set forth in Annex III, dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives letters (as used in this paragraph, the “letters”) of Ernst & Young, addressed to the Underwriters and dated as of the date hereof and the Delivery Date, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of each letter, or for specified financial information given in the Disclosure Package and the Prospectus, as of a date not more than five business days prior to the date of the letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the letter;

(g) On the date of this Agreement and the Delivery Date, the Company shall have furnished to the Representatives one or more certificates of its chief financial and/or accounting officers relating to such matters as the Representatives may reasonably request, including a certificate, dated the Delivery Date, stating that

(i) The representations and warranties of the Company in Section 1 are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a), 6(h) and 6(j) have been fulfilled; and

(ii) They have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion (A) as of its effective date (or, if an Annual Report on Form 10-K of the Company has been filed subsequent to the effective date thereof, as of the date of filing of the most recent such Annual Report on Form 10-K) the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package or the Prospectus, any (i) loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus or (ii) material change in the capital stock or long-term debt of the Company or any of its subsidiaries (otherwise than as set forth or contemplated in the Prospectus) or any change or development which has had a Material Adverse Effect, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package or the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus.

(i) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc., the Nasdaq Stock Market or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, or any calamity or crisis, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it in each such case, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Delivery Date on the terms and in the manner contemplated herein or in the Prospectus.

(j) On the Delivery Date, unless otherwise provided in Schedule II to the Terms Agreement, the Securities shall be rated at least Baa3 by Moody’s and BBB- by S&P, and the Company shall have delivered to the Representatives a letter or press release dated on or before the Delivery Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by either such securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Disclosure Package (or any portion thereof) or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Disclosure Package or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Disclosure Package or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and such indemnified party shall have been advised by such counsel that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (ii) the indemnifying party has failed to assume the defense of such action within a reasonable period of time, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm or attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this Section 7 consist of any Underwriter or any of their respective controlling persons, or by the Company, if the indemnified parties under this Section consist of the Company or any of the Company’s directors, officers or controlling persons. Each indemnified party, as a condition of the indemnity agreements contained in Section 7(a) and 7(b), shall use its best efforts to cooperate with the indemnifying party in the defense of such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under the Terms Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under the Terms Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The agreements contained in this Section 7 and the representations, warranties and agreements of the Company in Sections 1 and 4 shall survive the delivery of the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

8. Defaulting Underwriters. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Securities set forth in the Terms Agreement to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the total principal amount of the Securities set forth therein; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any Securities on the Delivery Date if the aggregate principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.99% of the total principal amount of the Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Securities set forth in the Terms Agreement to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the principal amount which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement and the Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package, the Prospectus or in any other document or arrangement.

9. Effective Date and Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of any payment for the Securities if, prior to that time, the events described in any of Section 6(h), 6(i) or 6(j) shall have occurred.

10. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 9), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Notices, etc. The Company shall be entitled to act and rely upon any request, consent, notice or agreement on behalf of the Representatives. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by any standard form of telecommunication addressed to the Representatives at such address and time as may be specified in the Terms Agreement, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by any standard form of telecommunication to the address of the Company set forth in the Registration Statement, Attention: Treasurer (Dept. 52/924.11), with a copy to the same address, Attention: Law Department – Corporate Legal Affairs (Dept. 52/923).

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. This Agreement (including the Underwriting Agreement General Terms and Provisions) and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13. No fiduciary duty. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading and (b) “subsidiary” means a consolidated subsidiary of the Company that falls within the meaning set forth in Rule 405 of the Rules and Regulations.

15. Governing Law. This Agreement (including the Terms Agreement) shall be governed by and construed in accordance with the laws of New York (without giving effect to the principles of choice of law).

16. Counterparts. The Terms Agreement may be executed in one or more counterparts and, and if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to the Terms Agreement or any document to be signed in connection with the Terms Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841 (k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

19. EU Bail-in Legislation. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the BRRD Bail-in Party and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Bail-in Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Bail-in Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c) For the purpose of this Section 19:

(i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(v) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(vi) “BRRD Bail-in Party” means any Underwriter specified as such in the Terms Agreement.

(vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Bail-in Party.

20. UK Bail-in Legislation. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any UK Bail-in Party and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of a UK Bail-in Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK Bail-in Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(c) For the purpose of this Section 20:

(i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii) “UK Bail-in Party” means any Underwriter specified as such in the Terms Agreement.

(iv) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

ANNEX I

Terms Agreement

[NAME(S) OF UNDERWRITER(S)]

c/o [Name of Representative]

[Street]

[City, State Zip]

[Date]

Dear Ladies and Gentlemen:

Marriott International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Provisions (the “Terms and Provisions”) attached hereto, to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto. Each of the provisions of the Terms and Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Terms and Provisions so incorporated by reference shall be deemed to refer to you. Certain terms defined in the Terms and Provisions and the addresses of the Representatives referred to in Section 11 of the Terms and Provisions are set forth in Schedule II hereto.

The Representatives hereby confirm and the Company acknowledges that the list of the Underwriters and their respective participation in the sale of the Securities and the statements with respect to the public offering of the Securities by the Underwriters set forth (i) in the _____________ paragraph of the cover page regarding delivery of the Securities and (ii) in the _____________ [paragraphs][sentences] under the heading “_____________” in the Company’s Prospectus Supplement dated _____________ to the Company’s Prospectus dated _____________ relating to the Securities (the “Prospectus Supplement”) constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Prospectus Supplement.

For the purposes of the Terms and Provisions, the “Applicable Time” shall be _____________ (Eastern Time) on the date hereof.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Terms and Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

MARRIOTT INTERNATIONAL, INC.

By:
Name:
Title:

Accepted as of the date hereof:

[NAME(S) OF UNDERWRITER(S)]

By: [Name]

By:
Name:
Title:

Schedule I

Underwriter	Principal Amount of Securities to be Purchased
[Name(s) of Underwriter(s)].	$

Total	$

Schedule II

Representatives:

Underwriting Agreement:

Registration Statement No.:

Title of Securities:

Aggregate principal amount:

Price to Public:

Underwriting Discount:

Indenture:

Date of Maturity:

Interest Rate:

Interest Payment Dates:

CUSIP / ISIN:

Optional Redemption Provisions:

Sinking Fund Provisions:

Other Provisions:

Securities Exchange:

Ratings:

Closing Date and Delivery Date:

Closing Location:

Address for Notices to Underwriters:

ANNEX A

Permitted Free Writing Prospectus

Final Term Sheet dated _____________

ANNEX B

MARRIOTT INTERNATIONAL, INC.

FINAL TERM SHEET

Dated: ____________

Issuer:

Anticipated Ratings (Moody’s / S&P)*:

Security:

Aggregate Principal Amount:

Maturity Date:

Coupon:

Interest Payment Dates:

Day Count Convention:

Price to Public:

Benchmark Treasury:

Benchmark Treasury Price / Yield:

Spread to Benchmark Treasury:

Yield to Maturity:

Optional Redemption Provisions:

Trade Date:

Expected Settlement Date:

CUSIP / ISIN:

Denominations:

Joint Book-Running Managers:

Co-Managers:

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering can arrange to send you the prospectus if you request it by calling ________ or you may e-mail a request to _________________.